As filed with the Securities and Exchange Commission on December 7, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ROSETTA GENOMICS LTD.

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s Name into English)

Israel	Not Applicable
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

Rosetta Genomics Ltd.

10 Plaut Street, Science Park

Rehovot 76706

Israel

+972-73-222-0700

(Address and telephone number of Registrant’s principal executive offices)

With a copy to:
Rosetta Genomics Inc. 3711 Market Street, Suite 740 Philadelphia, Pennsylvania 19104 Attn: President (215) 382-9000	Brian P. Keane, Esq. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center Boston, Massachusetts, 02111 (617) 542-6000
(Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered(1)	Proposed Maximum Aggregate Offering Price(2)(3)	Amount of Registration Fee(4)
Ordinary Shares, par value NIS 0.6 per share	(5)	(5)
Debt Securities	(5)	(5)
Warrants	(5)	(5)
Units	(5)	(5)
Total	$75,000,000	$10,230

__________

(1)	There are being registered hereunder such indeterminate number of ordinary shares, such indeterminate number of debt securities, such indeterminate number of warrants to purchase ordinary shares or debt securities, and such indeterminate number of units as shall have an aggregate initial offering price not to exceed $75,000,000. If any debt securities are issued at an original issue discount, then the issue price, and not the principal amount, of such debt securities shall be used for purposes of calculating the aggregate initial offering price of all securities issued. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities registered also include such indeterminate amounts and numbers of ordinary shares and principal amounts of debt securities, as may be issued upon conversion of or exchange for debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the anti-dilution provisions of any such securities.
(2)	In United States dollars or the equivalent thereof in any other currency, currency unit or units, or composite currency or currencies.
(3)	The proposed maximum aggregate offering prices per class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.
(4)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(5)	Not required to be included in accordance with General Instruction II.C of Form F-3.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), shall determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED December 7, 2012

$75,000,000

of

Ordinary Shares

Debt Securities

Warrants

Units

ROSETTA GENOMICS LTD.

We may from time to time offer and sell up to $75,000,000 aggregate dollar amount of ordinary shares, debt securities, warrants and units. We will specify in one or more prospectus supplements the terms of the securities to be offered and sold. We may sell these securities to or through underwriters or dealers and also to other purchasers or through agents. We will set forth the names of any underwriters, dealers or agents in a prospectus supplement.

Our ordinary shares are currently listed on The NASDAQ Capital Market under the symbol “ROSG.” On December 6, 2012, the last reported sale price of our ordinary shares was $4.51 per share. As of December 7, 2012, the aggregate market value of our outstanding ordinary shares held by non-affiliates was approximately $50,644,183, based on 9,096,548 shares of outstanding common stock, of which 9,092,313 shares were held by non-affiliates, and a per share price of $5.57 based on the closing sale price of our ordinary shares on October 17, 2012. We have offered securities with an aggregate market value of approximately $10,152,882, consisting of (1) 540,000 ordinary shares we offered and sold in April 2012 at a public offering price of $2.55 per share, (2) 632,057 ordinary shares we offered and sold in May 2012 at a public offering price of $3.50 per share, and (3) 570,755 ordinary shares we offered and sold in May 2012 at a public offering price of $11.50 per share, pursuant to General Instruction I.B.5. of Form F-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus supplement.

AN INVESTMENT IN OUR SECURITIES INVOLVES RISKS. SEE THE

SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of securities unless it is accompanied by a prospectus supplement.

The date of this prospectus is                                 , 2012

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may from time to time sell ordinary shares, debt securities, warrants or units, or any combination of these securities, in one or more offerings up to a total dollar amount of $75,000,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of the offering. We may also add, update or change in any accompanying prospectus supplement or any free writing prospectus we may authorize to be delivered to you any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement. This prospectus, together with any accompanying prospectus supplement and any free writing prospectus we may authorize to be delivered to you, includes all material information relating to the offering of our securities.

As permitted by the rules and regulations of the SEC, the registration statement, of which this prospectus forms a part, includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s web site or at the SEC’s offices described below under the heading “Where You Can Find Additional Information.”

In this prospectus, unless otherwise stated or the context otherwise requires, references to “Rosetta,” “Rosetta Genomics,” “we,” “us” and “our” and similar references refer to Rosetta Genomics Ltd. and our subsidiaries.

You should rely only on the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any “free writing prospectus” we may authorize to be delivered to you. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus, any prospectus supplement and the documents incorporated by reference herein and therein are accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. Neither this prospectus nor any accompanying prospectus supplement shall constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

(i)

PROSPECTUS SUMMARY

This summary highlights only some of the information included or incorporated by reference in this prospectus. You should carefully read this prospectus together with the additional information about us described in the sections entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” before purchasing our securities.

Rosetta Genomics

We are seeking to develop and commercialize new diagnostic tests based on a recently discovered group of genes known as microRNAs. MicroRNAs are naturally expressed, or produced, using instructions encoded in DNA and are believed to play an important role in normal function and in various pathologies. We have established a laboratory in Philadelphia, Pennsylvania that is certified under the Clinical Laboratory Improvement Amendments of 1988, or CLIA, which enables us to develop, validate and commercialize our own diagnostic tests applying our microRNA technology. This laboratory is also accredited by the College of American Pathologists, or CAP.

We believe that we were the first commercial enterprise to focus on the emerging microRNA field, and that as a result, we have developed an early and strong intellectual property position related to the development and commercialization of microRNA-based diagnostics. Using our intellectual property, collaborative relationships with leading commercial enterprises and academic and medical institutions, and expertise in the field of microRNAs, we have initiated microRNA-based diagnostic programs for various cancers. In late-2008, we launched our first three diagnostic tests applying our microRNA technology:

1.	miRview® mets — for identification of the origin of the primary tumor of metastases;

2.	miRview® squamous — for differentiating squamous from non squamous non-small cell lung cancer; and

3.	miRview® meso — for differentiating mesothelioma from carcinomas in the lung and pleura.

In December 2010, we launched our fourth product, miRview® mets2, which expands the utility of our original miRview® mets test.

In July 2011, we launched our fifth product, miRview® lung, for differentiating primary lung cancers into four types: squamous lung cancer, non squamous non-small cell lung cancer, carcinoid lung cancer and small cell lung cancer.

In May 2012, we announced the launch of our sixth product, miRview® kidney, to classify the four most common kidney tumors: Clear Cell Renal Cell Carcinoma, or RCC, Papillary RCC, Chromophobe RCC and Oncocytoma.

We currently have distribution agreements with respect to some of these tests covering Australia, Canada, Greece, India, Israel, New Zealand, Qatar, Saudi Arabia, Singapore, Turkey and the United Arab Emirates. In addition, in July 2012 we entered into a co-marketing agreement with Precision Therapeutics, Inc., or Precision Therapeutics, pursuant to which we have granted Precision Therapeutics the co-exclusive right, along with us, to market miRview® mets2 in the United States. This agreement was amended and restated in October 2012, and Precision Therapeutics began its co-marketing efforts in October 2012. All of these agreements call for samples to be sent to our CLIA-certified laboratory in Philadelphia, Pennsylvania for analysis.

In general, we are generating increasing demand for our testing services, primarily miRview® mets2, through our direct selling effort in the United States and are successfully fulfilling that demand in our lab in Philadelphia, Pennsylvania, and we are working, with our reimbursement vendor and consultants, to gain more consistent payment from commercial payors as well as to secure reimbursement coverage from Medicare for our tests which have not yet received coverage. In May 2012, we announced that the designated Medicare Administrative Contractor, or MAC, for the miRview® mets2 test had informed us that it plans to cover this test for all Medicare beneficiaries, and in June 2012, we announced that the MAC had established a reimbursement rate for the test.

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In addition, we are in the discovery stage for a body fluid-based diagnostic test for heart failure. We have performed a proof of concept study which demonstrated that by using microRNA expression levels in blood we can identify heart failure patients. We are currently performing additional studies to assess the feasibility to develop a minimally-invasive microRNA-based stratification test for heart failure.

MicroRNAs also represent potential targets for the development of novel drugs. We are participating in the Rimonim Consortium, which is supported by the Office of the Chief Scientist at the Ministry of Industry, Trade and Labor of the State of Israel, or the OCS. The aim of this consortium is to develop technologies for the use of short interfering RNA, or siRNA, and microRNA mimetics for therapeutics. In this consortium we hope to develop novel microRNA mimetic molecules with novel chemical modifications, as well as novel delivery systems for microRNAs. The consortium includes six companies and five academic groups. The transfer of know-how developed in the framework of the consortium or rights to manufacture based on and/or incorporating such know-how to third parties which are not members of the consortium requires the consent of the OCS.

Corporate Information

We were incorporated under the laws of the State of Israel on March 9, 2000 as Rosetta Genomics Ltd., an Israeli company. The principal legislation under which we operate is the Israeli Companies Law, 5759-1999, as amended, or the Companies Law. Our principal executive office is located at 10 Plaut Street, Science Park, Rehovot 76706 Israel, and our telephone number is +972-73-222-0700. Our wholly owned subsidiary, Rosetta Genomics Inc., which was incorporated in Delaware on April 21, 2005, is located at 3711 Market Street, Suite 740, Philadelphia, Pennsylvania 19104, and its telephone number is (215) 382-9000. Rosetta Genomics Inc. serves as our agent for service of process in the United States. Our web site address is www.rosettagenomics.com. The information on our web site is not incorporated by reference into this prospectus and should not be considered to be a part of this prospectus.

On May 14, 2012, our shareholders approved a 1-for-15 reverse split of our ordinary shares, which we refer to herein as the May 2012 reverse split. The May 2012 reverse split was effective upon shareholder approval. Unless otherwise noted, the information set forth in this prospectus reflects the May 2012 reverse split. Information incorporated by reference in this prospectus from documents filed with the SEC prior to May 14, 2012 does not reflect the May 2012 reverse split.

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RISK FACTORS

Investing in our ordinary shares is very risky. Please carefully consider the risk factors described in our periodic reports filed with the SEC, including those set forth under the caption “Item 3. Key Information - D. Risk Factors” in our annual report on Form 20-F for the year ended December 31, 2011 (File No. 001-33042), which is incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. You should be able to bear a complete loss of your investment.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. These forward-looking statements may be included herein or incorporated by reference in this prospectus and include, in particular, statements about our plans, strategies and prospects and may be identified by terminology such as “may,” “will,” “should,” “expect,” “scheduled,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “aim,” “potential,” or “continue” or the negative of those terms or other comparable terminology. These forward-looking statements are subject to risks, uncertainties and assumptions about us. Although we believe that our plans, intentions and expectations are reasonable, we may not achieve our plans, intentions or expectations.

Important factors that could cause actual results to differ materially from the forward-looking statements we make in this prospectus are set forth in “Risk Factors.” All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements in “Risk Factors,” in which we have disclosed the material risks related to our business. These forward-looking statements involve risks and uncertainties, and the cautionary statements identify important factors that could cause actual results to differ materially from those predicted in any forward-looking statements. We undertake no obligation to update any of the forward-looking statements after the date of this prospectus to conform those statements to reflect the occurrence of unanticipated events, except as required by applicable law. You should read this prospectus, the documents incorporated by reference in this prospectus and any supplements to this prospectus, completely and with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may sell from time to time pursuant to this prospectus (as may be detailed in prospectus supplements) an indeterminate number of securities as shall have a maximum aggregate offering price of $75,000,000. The actual per share price of the securities that we will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer.

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CAPITALIZATION AND INDEBTEDNESS

The table below sets forth our capitalization and indebtedness as of June 30, 2012:

•	on an actual basis; and

•	on a pro forma basis to give effect to (1) the issuance of 211,865 ordinary shares upon the conversion of the remaining $300,000 in principal amount of a convertible debenture (the “Debenture”), at a conversion price of $1.416 per share, on July 27, 2012, and (2) the sale and issuance of 6,325,000 ordinary shares in a public offering in August 2012 at a public offering price of $5.00 per share.

	As of June 30, 2012
	Actual	Pro Forma
	(in thousands, except share and per share data)
Debt:	$13	$13
Current maturities of capital lease	-	-
Long-term capital lease	300	-
Debenture	2,064	-
Embedded conversion feature in the convertible debenture	387	387
Warrants related to share purchase agreement	2,764	400
Total debt

Shareholders’ equity:	$398	$1,378
Ordinary shares of NIS 0.6 par value; 20,000,000 authorized, 2,562,940 shares issued and 2,559,683 shares outstanding, actual; and 20,000,000 authorized, 9,099,805 shares issued and 9,096,548 shares outstanding, pro forma	94,948	125,154
Additional paid in capital	-	-
Other comprehensive income	(91,629)	(91,629)
Deficit accumulated during the development stage	3,717	34,903
Total shareholders’ equity	-	-
Non-controlling interest	3,717	34,903
Total equity	$6,481	$35,303

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MARKET FOR OUR ORDINARY SHARES

Our ordinary shares began trading on The NASDAQ Global Market on February 27, 2007 under the symbol “ROSG.” On June 30, 2010, we transferred the listing of our ordinary shares from The NASDAQ Global Market to The NASDAQ Capital Market. Prior to February 27, 2007, there was no established public trading market for our ordinary shares. The high and low sales prices per share of our ordinary shares for the periods indicated are set forth below. This information reflects a 1-for-4 reverse stock split effected on July 6, 2011 and the May 2012 reverse split.

Year Ended	High	Low
December 31, 2007	$619.77	$71.25
December 31, 2008	$374.98	$64.80
December 31, 2009	$227.99	$70.79
December 31, 2010	$208.79	$54.00
December 31, 2011	$61.80	$1.95

Quarter Ended
March 31, 2010	$208.79	$95.40
June 30, 2010	$143.99	$93.00
September 30, 2010	$103.55	$55.80
December 31, 2010	$106.19	$54.00
March 31, 2011	$61.80	$30.00
June 30, 2011	$33.00	$12.00
September 30, 2011	$36.45	$13.65
December 31, 2011	$20.55	$1.95
March 31, 2012	$11.25	$2.43
June 30, 2012	$23.43	$1.40
September 30, 2012	$12.87	$3.88

Month Ended
June 30, 2012	$17.35	$9.29
July 31, 2012	$12.87	$7.63
August 31, 2012	$7.83	$3.88
September 30, 2012	$7.73	$5.15
October 31, 2012	$7.34	$4.55
November 30, 2012	$5.39	$3.92

USE OF PROCEEDS

We cannot assure you that we will receive any proceeds in connection with securities offered pursuant to this prospectus. Unless otherwise indicated in the applicable prospectus supplement, we intend to use any net proceeds from the sale of securities under this prospectus for our operations and for other general corporate purposes, including, but not limited to, repayment or refinancing of indebtedness or other corporate borrowings, working capital, intellectual property protection and enforcement, capital expenditures, investments, acquisitions or collaborations, research and development and product development. We may set forth additional information on the use of proceeds from the sale of securities we offer under this prospectus in a prospectus supplement relating to the specific offering. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds. Pending use of the net proceeds, we would expect to invest any proceeds in a variety of capital preservation instruments, including short-term, investment-grade, interest-bearing instruments.

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DESCRIPTION OF SECURITIES

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material U.S. federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings, ordinary shares, debt securities, warrants to purchase any such securities and units.

In this prospectus, we refer to the ordinary shares, debt securities, warrants and units that may be offered by us collectively as “securities.” The total dollar amount of all securities that we may issue under this prospectus will not exceed $75,000,000.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF ORDINARY SHARES

As of December 6, 2012, our authorized share capital was NIS 12,000,000 divided into 20,000,000, ordinary shares nominal (par) value NIS 0.6 each. As of December 6, 2012, 9,099,805 ordinary shares were issued and 9,096,548 were outstanding. As of December 6, 2012, there were approximately 60 shareholders of record of our ordinary shares. All our ordinary shares rank pari passu in all respects, and all our issued and outstanding ordinary shares are fully paid and non-assessable.

Rights Attached to Our Ordinary Shares

Dividend Rights

Our articles of association, or Articles, provide that our board of directors may, subject to the applicable provisions of the Companies Law, from time to time, declare such dividend as may appear to the board of directors to be justified by the profits of the company. Subject to the rights of the holders of shares with preferential or other special rights that may be authorized in the future, holders of ordinary shares are entitled to receive dividends according to their rights and interest in our profits. Dividends, to the extent declared, are distributed according to the proportion of the nominal (par) value paid up on account of the shares held at the date so appointed by the company, without regard to the premium paid in excess of the nominal (par) value, if any. Under the Companies Law, a company may distribute a dividend only if: (1) the distribution does not create a reasonable concern that the company will be unable to meet its existing and anticipated obligations as they become due (hereinafter “the Ability to Pay Criterion”); and (2) the distribution is out of the company’s profits, as defined under the Companies Law (hereinafter: “the Profit Criterion”). If the company does not meet the Profit Criterion, a court may allow it to distribute a dividend, as long as the court is convinced that the distribution meets the Ability to Pay Criterion.

Voting Rights.

Holders of ordinary shares, not in default of any calls or other sums payable in respect of their shares, have one vote for each ordinary share held on all matters submitted to a vote of shareholders. These voting rights may be affected by the grant of any special voting rights to the holders of a class of shares with preferential rights that may be authorized in the future. The ordinary shares do not have cumulative voting rights in the election of directors. As a result, holders of ordinary shares that represent more than 50% of the voting power at the general meeting of shareholders, in person or by proxy, have the power to elect all the directors whose positions are being filled at that meeting to the exclusion of the remaining shareholders. However, external directors are elected by a majority vote at a shareholders’ meeting, on the condition that either:

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•	the majority includes at least a majority of the shares of shareholders who are not controlling shareholders and who do not have a personal interest in the matter (other than a personal interest which is not the result of an affiliation with a controlling shareholder), who are present and voted on the matter of the election of the external director (disregarding abstentions); or

•	the non-controlling shareholders or shareholders that do not have a personal interest in the matter (other than a personal interest which is not the result of an affiliation with a controlling shareholder), who are present and voted against the election of the external director hold two percent or less of the voting power of the company.

External directors are elected for a term of three years and may be re-elected to two additional terms of three years each (with an exception that applies to companies whose shares are listed for trading on specified exchanges outside of Israel which companies may reappoint an external director to additional three year periods), provided that with respect to the appointment for each such additional three-year term, one of the following has occurred: (a) the reappointment of the external director has been proposed by one or more shareholders holding together one percent or more of the aggregate voting rights in the company and the appointment was approved at the general meeting of the shareholders by a simple majority, and provided that: (i) in calculating the majority, votes of controlling shareholders or shareholders having a personal interest in the appointment (other than a personal interest which is not the result of an affiliation with a controlling shareholder) and abstentions are disregarded, and (ii) the total number of shares of shareholders who do not have a personal interest in the appointment (other than a personal interest which is not the result of an affiliation with a controlling shareholder) and/or who are not controlling shareholders, present and voting in favor of the appointment exceed two percent of the aggregate voting rights in the company; or (b) the reappointment of the external director has been proposed by the board of directors and the appointment was approved by the majority required for the initial appointment of an external director.

Liquidation Rights

In the event of our liquidation, subject to applicable law, after satisfaction of liabilities to creditors, our assets will be distributed to the holders of ordinary shares in proportion to their respective holdings. This liquidation right may be affected by the grant of preferential dividends or distribution rights to the holders of a class of shares with preferential rights that may be authorized in the future.

Capital Calls

Under our Articles and the Companies Law, the liability of our shareholders is limited to the par value of the shares held by them.

Transfer of Shares

Fully paid ordinary shares are issued in registered form and may be transferred pursuant to our Articles, unless such transfer is restricted or prohibited by another instrument and subject to applicable securities laws.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is American Stock Transfer & Trust Company.

The NASDAQ Capital Market

Our ordinary shares are listed on The NASDAQ Capital Market under the symbol “ROSG.”

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Warrants

As of December 6, 2012, we had the following warrants outstanding:

•	Warrants issued in the January 2010 Registered Offering. In connection with a registered direct offering in January 2010, which we refer to herein as the January 2010 Registered Offering, we issued to the investors warrants to purchase up to 21,104 ordinary shares at an exercise price of $150.00 per share. These warrants expire on January 19, 2015. In addition, we issued warrants to purchase up to 1,581 ordinary shares at an exercise price of $150.00 per share to the placement agent and its affiliates for services as placement agent. These placement agent warrants expire on November 23, 2014.

•	Warrants issued in the 2010 Private Placement. In connection with a private placement in December 2010, which we refer to herein as the 2010 Private Placement, we issued to the investors Series A warrants to purchase up to 20,841 ordinary shares at an exercise price of $78.00 per share. These Series A warrants expire on December 1, 2015. In addition, we issued warrants to purchase up to 1,045 ordinary shares at an exercise price of $78.00 per share to the placement agent and its affiliates for services as placement agent. These placement agent warrants expire on December 1, 2015. Pursuant to the anti-dilution provisions, the exercise price of these warrants issued in the 2010 Private Placement was adjusted to $60.00 per share.

•	Warrants issued in the February 2011 Private Placement. In connection with a private placement in February 2011, which we refer to herein as the February 2011 Private Placement, we issued to the investors warrants to purchase up to 56,776 ordinary shares at an exercise price of $48.00 per share. These warrants expire on February 23, 2016. In addition, we issued warrants to purchase up to 1,895 ordinary shares at an exercise price of $48.00 per share to the placement agent and its affiliates for services as placement agent. These placement agent warrants expire on February 23, 2016.

•	Warrants issued in the February 2011 Registered Offering. In connection with a registered direct offering in February 2011, which we refer to herein as the February 2011 Registered Offering, we issued to the investors warrants to purchase up to 45,509 ordinary shares at an exercise price of $48.00 per share. These warrants expire on February 23, 2016. In addition, we issued warrants to purchase up to 2,276 ordinary shares at an exercise price of $45.00 per share to the placement agent and its affiliates for services as placement agent. These placement agent warrants expire on November 24, 2014.

•	Warrants issued to consultants. On April 11, 2011, we issued warrants to purchase an aggregate of 1,168 shares to four consultants. The warrants vest over a five year period and have an exercise price of $29.40 per share and expire on April 11, 2021. As of December 6, 2012, warrants to purchase an aggregate of 1,001 of these shares had terminated by their terms. On May 22, 2012, we issued warrants to purchase an aggregate of 750 shares to the consultants. The warrants vest over a five year period and have an exercise price of $7.43 per share and expire on May 22, 2022. As of December 6, 2012, warrants to purchase an aggregate of 550 of these shares had terminated by their terms.

•	Warrants issued in the October 2011 Private Placement. In connection with a private placement in October 2011, which we refer to herein as the October 2011 Private Placement, we issued to the investors Series A Warrants to purchase up to an aggregate of 135,010 ordinary shares at an exercise price of $15.00 per share. The Series A Warrants expire on October 19, 2016. In addition, we issued warrants to purchase up to 3,378 ordinary shares at an exercise price of $15.00 per share to the placement agent and its affiliates for services as placement agent. These placement agent warrants expire on October 19, 2016. Pursuant to the anti-dilution provisions, the exercise price of these warrants issued in the October 2011 Private Placement was adjusted to $7.50 per share. As of December 6, 2012, Series A warrants to purchase 113,342 shares had been exercised.

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•	Warrants issued in the January 2012 Debenture transaction. In connection with a private placement in January 2012 of the Debenture, we issued warrants to purchase up to 4,241 ordinary shares at an exercise price of $1.557 per share to the placement agent and its affiliates for services as placement agent. These placement agent warrants expire on January 26, 2017.

•	Warrants issued in the April 2012 Registered Direct Offering. In connection with a registered direct offering in April 2012, which we refer to herein as the April 2012 Registered Direct Offering, we issued warrants to purchase up to 13,505 ordinary shares at an exercise price of $3.1875 per share to the placement agent and its affiliates for services as placement agent. These placement agent warrants expire on April 12, 2017.

•	Warrants issued in the Initial May 2012 Registered Direct Offering. In connection with a registered direct offering in May 2012, which we refer to herein as the Initial May 2012 Registered Direct Offering, we issued warrants to purchase up to 15,802 ordinary shares at an exercise price of $4.375 per share to the placement agent and its affiliates for services as placement agent. These placement agent warrants expire on May 16, 2017.

•	Warrants issued in the Subsequent May 2012 Registered Direct Offering. In connection with a registered direct offering in May 2012, which we refer to herein as the Subsequent May 2012 Registered Direct Offering, we issued warrants to purchase up to 14,269 ordinary shares at an exercise price of $14.375 per share to the placement agent and its affiliates for services as placement agent. These placement agent warrants expire on May 24, 2017.

•	Warrants issued in the August 2012 Public Offering. In connection with an underwritten public offering in August 2012, which we refer to herein as the August 2012 Public Offering, we issued warrants to purchase up to 148,937 ordinary shares at an exercise price of $6.25 per share to the underwriter and its affiliates for services as underwriter. These warrants expire on August 2, 2017.

•	Warrants issued to former placement agent. In connection with a “fee tail” arrangement with a former placement agent, we issued the following warrants on September 12, 2012 to the former placement agent and its affiliates (all of the following warrants expire on November 24, 2014):

•	warrants to purchase up to 6,175 ordinary shares at an exercise price of $2.805 per share to the former placement agent and its affiliates in connection with the April 2012 Registered Direct Offering;

•	warrants to purchase up to 1,325 ordinary shares at an exercise price of $3.85 per share to the former placement agent and its affiliates in connection with the Initial May 2012 Registered Direct Offering;

•	warrants to purchase up to 2,918 ordinary shares at an exercise price of $12.65 per share to the former placement agent and its affiliates in connection with the Subsequent May 2012 Registered Direct Offering; and

•	warrants to purchase up to 16,063 ordinary shares at an exercise price of $5.50 per share to the former placement agent and its affiliates in connection with the August 2012 Public Offering.

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Special Rights

Subject to all other provisions of our Articles, from time to time, by resolution of our shareholders, we may provide for shares with preferred or deferred rights or rights of redemption or other special rights and/or such restrictions, whether in regard to liquidation, dividends, voting, repayment of share capital or otherwise, as may be stipulated in such resolution provided that any resolution with respect to the issuance of such shares will be made only by the board of directors.

Modification of Rights

Pursuant to our Articles, if at any time our share capital is divided into different classes of shares, the rights attached to any class, unless otherwise provided by our Articles, may be modified or abrogated by us, by a resolution of the shareholders, subject to the consent in writing of the holders of at least a majority of the issued shares of such class or the adoption of a resolution passed at a separate meeting of the holders of the shares of such class.

Shareholders’ Meetings and Resolutions

Pursuant to our Articles, the quorum required for an ordinary meeting of shareholders consists of at least two shareholders, not in default of any calls or other sums payable in respect of their shares, present in person or by proxy, who hold shares conferring in the aggregate more than 25% of the voting power of the company, unless otherwise required by applicable rules or our Articles. A meeting adjourned for lack of a quorum generally is adjourned to the same day in the following week at the same time and place or any time and place as the chairman of the meeting may designate. At such reconvened meeting, the required quorum consists of any two shareholders, not in default of any calls or other sums payable in respect of their shares, present in person or by proxy.

Under the Companies Law, and the Company's articles of association, notice of any general shareholders meeting will be given at least 21 calendar days ’ prior notice of any general shareholders meeting or 35 days prior to such meeting, to the extent required under regulations promulgated under the Companies Law.

Under the Companies Law and our Articles, all resolutions of our shareholders require a simple majority of the shares present, in person or by proxy or by written ballot, and voting on the matter, subject to certain exceptions provided for in our Articles namely: (a) the amendment of the provisions of our Articles relating to the election of directors, which require the approval of the greater of (i) holders of not less than seventy-five percent (75%) of the voting power represented at a meeting in person or by proxy and voting thereon, or (ii) holders of a majority of the outstanding voting power of all shares of the company voting on such matter at a general meeting; (b) the removal of any director from office, the election of a director in place of a director so removed or the filling of any vacancy, however created, on the board of directors, which require the vote of the holders of at least 75% of the voting power represented at the general meeting; and (c) the consummation of a merger (as defined in the Companies Law) which requires the approval of the holders of at least a majority of the voting power of the company.

Under the Companies Law, each and every shareholder has a duty to act in good faith and in customary manner in exercising his or her rights and fulfilling his or her obligations towards the company in which he or she holds shares and towards other shareholders, and refrain from abusing his or her power in the company, including in voting in the general meeting of shareholders or at class meetings on the following matters:

•	any amendment to the articles of association;

•	an increase of our authorized share capital;

•	a merger; or

•	approval of interested party transactions that require shareholder approval.

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In addition, each and every shareholder has the general duty to refrain from discriminating against other shareholders. In addition, any controlling shareholder, any shareholder who knows that it possesses the power to determine the outcome of a shareholder or class vote and any shareholder who, pursuant to the company’s articles of association has the power to appoint or prevent the appointment of an office holder in the company is under a duty to act with fairness towards the company. The Companies Law does not describe the substance of this duty of fairness.

Our annual general meetings are held once in every calendar year at such time (within a period of not more than fifteen months after the last preceding annual general meeting) and at such place determined by our board of directors. All general meetings other than annual general meetings are called extraordinary general meetings.

Our board of directors may, in its discretion, convene additional meetings as “extraordinary general meetings.” In addition, the board of directors must convene an extraordinary general meeting upon the demand of two of the directors, one fourth of the directors in office, one or more shareholders having at least 5% of the outstanding share capital and at least 1% of the voting power in the company, or one or more shareholders having at least 5% of the voting power in the company. The chairperson of the board of directors shall preside at each of our general meetings, or if at any meeting the chairperson is not present within fifteen (15) minutes after the time fixed for holding the meeting or is unwilling to act as chairperson, then if there is a co-chairperson, such co-chairperson shall preside at the meeting, or in the absence of both, the shareholders present shall choose someone of their number to be chairperson. The chairperson of the board of directors is not entitled to a vote at a general meeting in his capacity as chairperson.

Limitation on Owning Securities

Our Articles and Israeli law do not restrict in any way the ownership or voting of ordinary shares by non-residents or persons who are not citizens of Israel, except with respect to subjects of nations which are in a state of war with Israel. We are members of the Rimonim Consortium, which is supported by the OCS. According to the Encouragement of Industrial Research and Development Law, 5744-1984, a change of control of our company should be reported to the research committee at the Ministry of Industry, Trade and Labor (the Committee), and a change in the holding of the means of control in our company (means of control include the right to vote at a general meeting of a company or a corresponding body of another corporation or the right to appoint directors of the corporation or its general manager) which results in any person not being a citizen or resident of Israel or corporation incorporated in Israel holding 5% or more of the issued share capital or of the voting power of our company, should be reported to the committee, which (according to its internal proceedings) will notify us of its decision within seven days from the date thereof, and such person should sign an undertaking in the form published by the research committee.

Mergers and Acquisitions and Tender Offers under Israeli Law

The Companies Law includes provisions that allow a merger transaction and requires that each company that is a party to a merger have the transaction approved by its board of directors and by a simple majority of shares present, in person or by proxy, at a general meeting and voting on the transaction (including the separate vote of each class of shares of the party to the merger which is not the surviving entity) at a shareholders’ meeting called on at least 35 days’ prior notice. In addition, under our Articles, approval of a merger transaction requires that holders of at least a majority of the voting power of the company vote in favor of the merger transaction. In determining whether the required majority under the Companies Law has approved the merger, if shares of a company are held by the other party to the merger, or by any person holding 25% or more of the voting rights or 25% or more of the means of appointing directors of the other party to the merger, then a vote against the merger by holders of the majority of the shares present and voting, excluding shares held by the other party to the merger or by such person, or by any person or entity acting on behalf of either of them, including their relatives or entities controlled by any of them, is sufficient to reject the merger transaction. If the transaction would have been approved but for the separate approval of each class or exclusion of the votes of certain shareholders as provided above, a court may still approve the merger upon the request of holders of at least 25% of the voting rights of a company, if the court holds that the merger is fair and reasonable, taking into account the value of the parties to the merger and the consideration offered to the shareholders. Notwithstanding the foregoing, a merger that is also an extraordinary transaction with a controlling shareholder or with another person in which a controlling shareholder has a personal interest, requires approval as an extraordinary transaction with a controlling shareholder.

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Under the Companies Law, each merging company must inform its secured creditors of the proposed merger plans. Upon the request of a creditor of either party of the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that as a result of the merger, the surviving company will be unable to satisfy the obligations of any of the parties to the merger and may further give instructions to secure the rights of creditors. In addition, a merger may not be completed unless at least 50 days have passed from the time that a proposal for the approval of the merger has been filed with the Israel Registrar of Companies and 30 days have passed from the time that the approval of the merging parties’ shareholders has been received.

The Companies Law also provides that, subject to certain exceptions, an acquisition of shares of a public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of 25% or more of the voting rights in the company and there is no existing holder of 25% or more of the voting rights in the company. Similarly, the Companies Law provides that, subject to certain exceptions, an acquisition of shares in a public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of more than 45% of the voting rights in the company, if there is no other shareholder of the company that holds more than 45% of the voting rights in the company.

Under the Companies Law, a person may not acquire shares in a public company if, following the acquisition, the acquirer will hold more than 90% of the company’s shares or more than 90% of any class of shares, other than by means of a tender offer to acquire all of the shares or all of the shares of the particular class.

The Companies Law also provides that as long as a shareholder in a public company holds more than 90% of the company’s shares or of a class of shares, that shareholder shall be precluded from purchasing any additional shares. In order that all of the shares that the acquirer offered to purchase be transferred to him by operation of law, one of the following needs to have occurred: (i) the shareholders who declined or do not respond to the tender offer hold less than 5% of the company’s outstanding share capital or of the relevant class of shares and the majority of offerees who do not have a personal interest in accepting the tender offer accepted the offer, or (ii) the shareholders who declined or do not respond to the tender offer hold less than 2% of the company’s outstanding share capital or of the relevant class of shares.

A shareholder that had its shares so transferred, whether he or she accepted the tender offer or not, has the right, within six months from the date of acceptance of the tender offer, to petition the court to determine that the tender offer was for less than fair value and that the fair value should be paid as determined by the court. However, the purchaser may provide in its offer that shareholders who accept the tender offer will not be entitled to such rights.

If the conditions set forth above are not met, the acquirer may not acquire additional shares of the company from shareholders who accepted the tender offer to the extent that following such acquisition the acquirer would own more than 90% of the company’s issued and outstanding share capital.

The above restrictions apply, in addition to the acquisition of shares, to the acquisition of voting power. In addition, the provisions regarding tender offers shall also apply to the acquisition of any other securities of the company.

Share History

The following is a summary of the history of our share capital for the last three years.

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Ordinary Share Issuances

Stock Options. Since January 1, 2009, we have issued 4,574 ordinary shares upon the exercise of stock options.

Prometheus Private Placement. On April 27, 2009, we sold 33,334 of our ordinary shares at $240.00 per share pursuant to a stock purchase agreement entered into between us and Prometheus Laboratories Inc. on April 10, 2009.

January 2010 Registered Offering. On January 19, 2010, we closed the January 2010 Registered Offering, pursuant to which we sold an aggregate of 42,167 ordinary shares at a price of $120.00 per share and issued warrants to purchase a total of 21,104 ordinary shares at an exercise price of $150.00 per share to institutional investors. The ordinary shares and warrants were issued pursuant to a prospectus supplement dated as of January 13, 2010, which was filed with the SEC in connection with a takedown from our shelf registration statement on Form F-3 (File No. 333-163063), which became effective on November 24, 2009, and the base prospectus dated as of November 24, 2009 contained in such registration statement. In connection with the offering, we also issued to the placement agent and its affiliates warrants to purchase a total of 1,581 ordinary shares at an exercise price of $150.00 per share.

2010 Private Placement. On December 1, 2010, we closed the 2010 Private Placement, pursuant to which we sold an aggregate of 41,667 of our ordinary shares at a price of $60.00 per share and issued Series A warrants to purchase up to an aggregate of 20,841 ordinary shares with an exercise price of $78.00 per share and Series B warrants to purchase up to an aggregate of 10,417 ordinary shares with an exercise price of $0.60 per share. On February 9, 2011, the Series B warrants were automatically exercised on a cashless basis and we issued an aggregate of 10,307 ordinary shares. In connection with the 2010 Private Placement, we also issued to the placement agent and its affiliates warrants to purchase a total of 1,045 ordinary shares at an exercise price of $78.00 per share. Following the February 2011 Private Placement and the February 2011 Registered Offering, the exercise price of the Series A warrants and the warrants issued to the placement agent and its affiliates in the 2010 Private Placement was adjusted to $60.00 per share pursuant to the terms thereof.

February 2011 Private Placement. On February 23, 2011, we closed the February 2011 Private Placement, pursuant to which we sold an aggregate of 75,695 of our ordinary shares at a price of $36.00 per share and issued warrants to purchase up to an aggregate of 56,776 ordinary shares at an exercise price of $48.00 per share. In connection with the February 2011 Private Placement, we also issued to the placement agent and its affiliates warrants to purchase a total of 1,895 ordinary shares at an exercise price of $48.00 per share.

February 2011 Registered Offering. On February 23, 2011, we closed the February 2011 Registered Offering, pursuant to which we sold an aggregate of 90,978 of our ordinary shares at a price of $36.00 per share and issued warrants to purchase up to an aggregate of 45,509 ordinary shares with an exercise price of $48.00 per share. In connection with the February 2011 Registered Offering, we also issued to the placement agent and its affiliates warrants to purchase a total of 2,276 ordinary shares at an exercise price of $45.00 per share.

October 2011 Private Placement. On October 19, 2011, we closed the October 2011 Private Placement, pursuant to which we sold an aggregate of 135,010 of our ordinary shares at a price of $11.25 per share and issued Series A warrants to purchase up to an aggregate of 135,010 ordinary shares with an exercise price of $15.00 per share and Series B warrants to purchase up to an aggregate of 67,500 ordinary shares with an exercise price an exercise price equal to the greater of $0.15 or NIS 0.6 per share. On November 28, 2011, the Series B warrants were automatically exercised on a cashless basis and we issued an aggregate of 65,748 ordinary shares. As of July 15, 2012, Series A Warrants to purchase 113,342 shares had been exercised. In connection with the October 2011 Private Placement, we also issued to the placement agent and its affiliates warrants to purchase a total of 3,378 ordinary shares at an exercise price of $15.00 per share. In November 2011, the exercise price of the Series A warrants and the warrants issued to the placement agent and its affiliates in the October 2011 Private Placement was adjusted to $7.50 per share pursuant to the terms thereof.

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January 2012 Debenture Transaction. On January 26, 2012, we entered into a Secured Loan Agreement, pursuant to which on January 27, 2012, we sold and issued the $1,750,000 Debenture to accredited investors. Beginning on March 15, 2012, an aggregate of $300,000 in principal amount of the Debenture became convertible, subject to certain limitations, into our ordinary shares at a conversion price of $1.416 per share. On June 21, 2012, we entered into an agreement with the Debenture holders pursuant to which we prepaid an aggregate of $1,450,000 principal amount and $288,000 in interest and the Debenture holders agreed to convert the remaining $300,000 principal amount no later than July 31, 2012. The remaining $300,000 in principal amount was converted into 211,865 ordinary shares on July 27, 2012. In connection with this transaction, we issued warrants to purchase up to 4,241 ordinary shares at an exercise price of $1.557 per share to the placement agent and its affiliates for services as placement agent. These placement agent warrants expire on January 26, 2017.

April 2012 Registered Direct Offering. On April 17, 2012, we closed the sale of 540,000 ordinary shares at a price of $2.55 per share in the April 2012 Registered Direct Offering. In connection with the April 2012 Registered Direct Offering, we issued warrants to purchase up to 13,505 ordinary shares at an exercise price of $3.1875 per share to the placement agent and its affiliates for services as placement agent. These placement agent warrants expire on April 12, 2017. In connection with this transaction, we also issued warrants to purchase up to 6,175 ordinary shares at an exercise price of $2.805 per share to a former placement agent and its affiliates pursuant to a “fee tail” provision. These warrants expire on November 24, 2014.

Initial May 2012 Registered Direct Offering. On May 22, 2012, we closed the sale of 632,057 ordinary shares at a price of $3.50 per share in the Initial May 2012 Registered Direct Offering. In connection with the Initial May 2012 Registered Direct Offering, we issued warrants to purchase up to 15,802 ordinary shares at an exercise price of $4.375 per share to the placement agent and its affiliates for services as placement agent. These placement agent warrants expire on May 16, 2017. In connection with this transaction, we also issued warrants to purchase up to 1,325 ordinary shares at an exercise price of $3.85 per share to a former placement agent and its affiliates pursuant to a “fee tail” provision. These warrants expire on November 24, 2014.

Subsequent May 2012 Registered Direct Offering. On May 31, 2012, we closed the sale of 570,755 ordinary shares at a price of $11.50 per share in the Subsequent May 2012 Registered Direct Offering. In connection with the Subsequent May 2012 Registered Direct Offering, we issued warrants to purchase up to 14,269 ordinary shares at an exercise price of $14.375 per share to the placement agent and its affiliates for services as placement agent. These placement agent warrants expire on May 24, 2017. In connection with this transaction, we also issued warrants to purchase up to 2,918 ordinary shares at an exercise price of $12.65 per share to a former placement agent and its affiliates pursuant to a “fee tail” provision. These warrants expire on November 24, 2014.

August 2012 Public Offering. On August 8, 2012, we closed the sale of 5,500,000 ordinary shares at a price of $5.00 per share in the August 2012 Public Offering. On August 29, 2012, we closed the sale of an additional 825,000 ordinary shares at a price of $5.00 per share in the August 2012 Public Offering, pursuant to the full exercise of the underwriter’s over-allotment option. In connection with the August 2012 Public Offering, we issued warrants to purchase up to 148,937 ordinary shares at an exercise price of $6.25 per share to the underwriter and its affiliates for services as underwriter. These placement agent warrants expire on August 2, 2017. In connection with this transaction, we also issued warrants to purchase up to 16,063 ordinary shares at an exercise price of $5.50 per share to a former placement agent and its affiliates pursuant to a “fee tail” provision. These warrants expire on November 24, 2014.

Authorized Share Capital

On December 22, 2009, our shareholders approved an increase to our authorized share capital by NIS 100,000, divided into 10,000,000 ordinary shares, par (nominal) value NIS 0.01 each (prior to giving effect to the 1-for-4 reverse stock split effected on July 6, 2011), so that following such increase, the authorized share capital was NIS 275,784 divided into 27,578,371, ordinary shares par (nominal) value NIS 0.01 each (prior to giving effect to the 1-for-4 reverse stock split effected on July 6, 2011 and the May 2012 reverse split).

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On October 21, 2010, our shareholders approved an increase to our authorized share capital by NIS 300,000, divided into 30,000,000 ordinary shares, par (nominal) value NIS 0.01 each (prior to giving effect to the 1-for-4 reverse stock split effected on July 6, 2011 and the May 2012 reverse split), so that following such increase, the authorized share capital is NIS 575,784 divided into 57,578,371, ordinary shares par (nominal) value NIS 0.01 each (prior to giving effect to the 1-for-4 reverse stock split effected on July 6, 2011 and the May 2012 reverse split).

On July 6, 2011, our shareholders approved an increase to our authorized share capital by NIS 216 to NIS 576,000, divided into 57,600,000 ordinary shares with a nominal (par) value of NIS 0.01 each (prior to giving effect to the 1-for-4 reverse stock split effected on July 6, 2011 and the May 2012 reverse split), and the 1-for-4 reverse stock split effected by the consolidation of our authorized share capital into 14,400,000 ordinary shares with a nominal (par) value of NIS 0.04 each, by consolidating every four (4) ordinary shares with a nominal (par) value NIS 0.01 each into one (1) ordinary share with a nominal (par) value of NIS 0.04 each. Following these actions our registered (authorized) share capital was NIS 576,000 divided into 14,400,000 ordinary shares with a nominal (par) value of NIS 0.04 each. On July 6, 2011, our shareholders subsequently approved an increase to our registered (authorized) share capital by NIS 624,000, divided into 15,600,000 ordinary shares, nominal (par) value NIS 0.04 each, so that following such increase, the registered (authorized) share capital was NIS 1,200,000 divided into 30,000,000, ordinary shares nominal (par) value NIS 0.04 each.

On May 14, 2012, our shareholders approved the May 2012 reverse split effected by the consolidation of our authorized share capital into 2,000,000 ordinary shares with a nominal (par) value of NIS 0.6 each, by consolidating every fifteen (15) ordinary shares with a nominal (par) value NIS 0.04 each into one (1) ordinary share with a nominal (par) value of NIS 0.6 each. Following these actions, our registered (authorized) share capital was NIS 1,200,000 divided into 2,000,000 ordinary shares with a nominal (par) value of NIS 0.6 each. On May 14, 2012, our shareholders subsequently approved an increase to our registered (authorized) share capital by NIS 10,800,000, divided into 18,000,000 ordinary shares, nominal (par) value NIS 0.6 each, so that following such increase, the registered (authorized) share capital was NIS 12,000,000 divided into 20,000,000, ordinary shares nominal (par) value NIS 0.6 each.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any debt securities we offer under that prospectus supplement may differ from the terms we describe below.

We will issue senior notes under a senior indenture that we will enter into with a trustee to be named in the senior indenture. We will issue subordinated notes under a subordinated indenture that we will enter into with a trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus forms a part. We will describe changes to the indentures in connection with an offering of debt securities in a prospectus supplement. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture. The indentures will be qualified under the Trust Indenture Act of 1939, or the Trust Indenture Act. We use the term “trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of senior notes, subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, the provisions of the indenture applicable to a particular series of debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

If we decide to issue any senior notes or subordinated notes pursuant to this prospectus, we will describe in a prospectus supplement the terms of the series of notes, including the following:

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•	the title of the notes;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of notes in global form, the terms and who the depository will be;

•	the maturity date;

•	the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	If the notes are guaranteed the name of the guarantor and a brief outline of the contract of guarantee;

•	whether or not the notes will be secured or unsecured, and the terms of any secured debt;

•	whether or not the notes will be senior or subordinated;

•	the terms of the subordination of any series of subordinated debt;

•	the terms on which the notes may be convertible into or exchangeable for ordinary shares or other securities of ours, including provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option and provisions pursuant to which the number of ordinary shares or other securities of ours that the holders of the series of debt securities receive would be subject to adjustment;

•	the place where payments will be payable and the currency in which the debt is payable;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, and the price at which, we may, at our option, redeem the series of notes pursuant to any optional redemption provisions;

•	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of notes;

•	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

•	whether we will be restricted from incurring any additional indebtedness;

•	a discussion of any material or special U.S. federal income tax considerations;

•	the denominations in which we will issue the series of notes, if other than denominations of $1,000 and any integral multiple thereof;

•	the definition and consequences of events of default under the indentures; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

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Subordination of Subordinated Notes

Subordinated notes will be unsecured and will be subordinate and junior in priority of payment to certain indebtedness to which we may be subject to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated notes that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

Form, Exchange and Transfer

We will issue the notes of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue notes of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, or DTC, or another depository named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the notes of any series can exchange the notes for other notes of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the notes may present the notes for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the notes that the holder presents for transfer or exchange, we will not require any payment for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any notes. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the notes of each series.

If we elect to redeem the notes of any series, we will not be required to:

•	reissue, register the transfer of, or exchange any notes of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any notes that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any notes so selected for redemption, in whole or in part, except the unredeemed portion of any notes we are redeeming in part.

Consolidation, Merger or Sale

The indentures do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the notes, as appropriate.

Events of Default Under the Indentures

The following are events of default under the indentures with respect to any series of notes that we may issue:

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•	if we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;

•	if we fail to observe or perform any other covenant contained in the notes or the indentures, other than a covenant specifically relating to another series of notes, and our failure continues for 90 days after we receive notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding notes of the applicable series; and

•	if we experience specified events of bankruptcy, insolvency or reorganization.

If an event of default with respect to notes of any series occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, or premium, if any, on and accrued interest, if any, on the notes due and payable immediately.

The holders of a majority in principal amount of the outstanding notes of an affected series may waive any default or event of default with respect to the series and its consequences, except uncured defaults or events of default regarding payment of principal, or premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of notes, unless such holders have offered the trustee reasonable indemnity. In such event, the holders of a majority in principal amount of the outstanding notes of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the notes of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the notes of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies, if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding notes of that series have made written request, and such holders have offered reasonable indemnity to the trustee to institute the proceeding as trustee; and

•	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding notes of that series other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of notes if we default in the payment of the principal of, or the premium, if any, or interest on, the notes.

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We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

Discharge

Each indenture provides that we can elect, under specified circumstances, to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture; or

•	to change anything that does not materially adversely affect the interests of any holder of notes or any series.

In addition, under the indentures, we and the trustee may change the rights of holders of a series of notes with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding notes of each series that is affected. However, we and the trustee may only make the following changes with the consent of each holder of any outstanding notes affected:

•	extending the fixed maturity of the series of notes;

•	reducing the principal amount, the rate of interest or any premium payable upon the redemption of any notes; or

•	reducing the minimum percentage of notes, the holders of which are required to consent to any amendment.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given to it by the indentures at the request of any holder of notes unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

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Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any notes on any interest payment date to the person in whose name the notes, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest payment.

We will pay principal of and any premium and interest on the notes of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to notes of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the notes of a particular series. We will maintain a paying agent in each place of payment for the notes of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any notes which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase ordinary shares and/or debt securities in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the warrant agreements and the prospectus supplement to the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

•	if applicable, the exercise price for our ordinary shares and the number of ordinary shares to be received upon exercise of the warrants;

•	if applicable, the exercise price for our debt securities, the amount of debt securities to be received upon exercise, and a description of that series of debt securities;

•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	if applicable, provisions for changes to or adjustments in the exercise price of the warrants;

•	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

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•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	if applicable, the date from and after which the warrants and the ordinary shares and/or debt securities will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF UNITS

We may issue units consisting of ordinary shares, debt securities and/or warrants for the purchase of ordinary shares and/or debt securities in one or more series. In this prospectus, we have summarized certain general features of the units. We urge you, however, to read the prospectus supplements related to the series of units being offered, as well as the unit agreements that contain the terms of the units. We will file as exhibits to an amendment to the registration statement of which this prospectus is a part, or will incorporate by reference from a Form 6-K that we file with the SEC, as applicable, the form of unit agreement and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.

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PLAN OF DISTRIBUTION

We may offer securities under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) through underwriters or dealers, (2) through agents or (3) directly to one or more purchasers, or through a combination of such methods. We may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;
•	market prices prevailing at the time of sale;
•	prices related to the prevailing market prices; or
•	negotiated prices.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any underwriter or agent involved in the offer or sale of the securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale, and we will provide the name of any underwriter in the prospectus supplement which the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of the securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

With respect to underwritten public offerings, negotiated transactions and block trades, we will provide in the applicable prospectus supplement any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

Our ordinary shares sold pursuant to the registration statement of which this prospectus is a part will be authorized for quotation and trading on The NASDAQ Capital Market. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on The NASDAQ Capital Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. To facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

Any underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

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LEGAL MATTERS

Certain legal matters with respect to the legality of the issuance of the ordinary shares offered by this prospectus will be passed upon for us by Raved Magriso Benkel & Co, Tel Aviv, Israel.

EXPERTS

The consolidated financial statements of Rosetta Genomics Ltd. appearing in Rosetta Genomics Ltd. Report on Form 6-K as filed with the SEC on December 7, 2012, have been audited by Kost Forer Gabbay & Kasierer (a Member of Ernst & Young Global), independent registered public accounting firm, as set forth in their report thereon, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The address of Kost Forer Gabbay & Kasierer is 3 Aminadav St., Tel-Aviv, Israel 67067.

EXPENSES

The following are the estimated expenses related to the filing of the registration statement of which this prospectus forms a part, all of which will be paid by us. In addition, we anticipate incurring additional expenses in the future in connection with the offering of our securities pursuant to this prospectus. Any such additional expenses will be disclosed in a prospectus supplement.

SEC registration fee	$ 10, 230
FINRA review	11,750
Legal fees and expenses*	25,000
Accounting fees and expenses*	10,000
Miscellaneous*	3,020
Total*	$60,000

__________

*Estimated

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. The documents we are incorporating by reference as of their respective dates of filing are:

•	Annual Report on Form 20-F for the year ended December 31, 2011, filed on April 2, 2012 (File No. 001-33042), as amended by Amendment No. 1 on Form 20-F/A to the Annual Report on Form 20-F for the year ended December 31, 2011, filed on May 1, 2012 (File No. 001-33042);

•	Reports on Form 6-K filed on April 16, 2012, April 19, 2012, April 20, 2012, April 23, 2012, April 23, 2012, May 14, 2012, May 15, 2012, May 16, 2012, May 17, 2012, May 17, 2012, May 24, 2012, May 25, 2012, May 25, 2012, May 31, 2012, June 6, 2012, June 13, 2012, June 19, 2012, June 22, 2012, June 25, 2012, June 26, 2012, July 16, 2012, July 24, 2012, July 25, 2012, August 3, 2012, August 23, 2012, August 30, 2012 (SEC Accession No. 0001144204-12-048805), September 28, 2012, October 2, 2012, October 12, 2012, October, 12, 2012, October 16, 2012, and December 7, 2012 (File Nos. 001-33042); and

•	the description of our ordinary shares contained in our Form 8-A filed on September 22, 2006 (File No. 001-33042).

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All subsequent annual reports on Form 20-F filed by us and all subsequent reports on Form 6-K filed by us that are identified by us as being incorporated by reference shall be deemed to be incorporated by reference into this prospectus and deemed to be a part hereof after the date of this prospectus but before the termination of the offering by this prospectus.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus, or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost, by contacting:

Oded Biran Adv.

General Counsel

Rosetta Genomics Ltd.

10 Plaut Street, Science Park

Rehovot 76706 POB 4059

Israel

+972-73-222-0700

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of a registration statement on Form F-1 that we filed with the SEC relating to the securities offered by this prospectus, which includes additional information. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreements or other document.

We are subject to the informational requirements of the Exchange Act applicable to foreign private issuers. We, as a “foreign private issuer,” are exempt from the rules under the Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations, and our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act, with respect to their purchases and sales of shares. In addition, we are not required to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

You may read and copy any materials we file or furnish with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. You can review our SEC filings and the registration statement by accessing the SEC’s internet site at http://www.sec.gov.

We also maintain a website at www.rosettagenomics.com, through which you can access our SEC filings. The information set forth on our website is not part of this prospectus.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in this prospectus, substantially all of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

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We have been informed by our legal counsel in Israel that it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact, which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law. There is little binding case law in Israel addressing these matters.

Subject to specified time limitations and legal procedures, Israeli courts may enforce a U.S. judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that:

•	the judgment was rendered by a court which was, according to the laws of the state of the court, competent to render the judgment;

•	the judgment may no longer be appealed;

•	the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy; and

•	the judgment is executory in the state in which it was given.

Notwithstanding the previous sentence, an Israeli court will not declare a foreign civil judgment enforceable if:

•	the judgment was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases);

•	the enforcement of the judgment is likely to prejudice the sovereignty or security of the State of Israel;

•	the judgment was obtained by fraud;

•	the possibility given to the defendant to bring its arguments and evidence before the court was not reasonable in the opinion of the Israeli court;

•	the judgment was rendered by a court not competent to render it according to the laws of private international law as they apply in Israel;

•	the judgment is contradictory to another judgment that was given in the same matter between the same parties and that is still valid; or

•	at the time the action was brought in the foreign court, a lawsuit in the same matter and between the same parties was pending before a court or tribunal in Israel.

We have irrevocably appointed our wholly owned U.S. subsidiary, Rosetta Genomics Inc., as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering.

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If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rate fluctuations.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Article 67 of our articles of association provides as follows:

“INDEMNITY AND INSURANCE

(a)	Subject to the provisions of the Companies Law and to the fullest extent permitted under the Companies Law, as shall be in effect from time to time, the Company may:

(i)	enter into a contract for the insurance of the liability, in whole or in part, of any of its Office Holders;

(ii)	undertake in advance to indemnify an Office Holder, under any circumstances, in respect of which the Company may undertake in advance to indemnify an Office Holder under the Companies Law, subject to the limitations set forth in the Companies Law;

(iii)	indemnify an Office Holder as permitted under the Companies Law;

(iv)	release and exculpate, in advance, any Office Holder from any liability from damages arising out of a breach of a duty of care towards the Company.

(b)	Any amendment to the Companies Law adversely affecting the right of any Office Holder to be indemnified or insured pursuant to this Article 67 shall be prospective in effect, and shall not affect the Company’s obligation or ability to indemnify or insure an Office Holder for any act or omission occurring prior to such amendment, unless otherwise provided by the Companies Law.

(c)	The provisions of this Article 67 are not intended, and shall not be interpreted so as to restrict the Company, in any manner, in respect of the procurement of insurance and/or indemnification and/or exculpation, in favour of any person who is not an Office Holder, including, without limitation, any employee, agent, consultant or contractor of the Company who is not an Office Holder.”

Article 2 of our articles of association defines “Office Holder” as “every director and every other person included in the definition of “office holder” under the Companies Law, including the executive officers of the Company.”

The Companies Law provides that a company may, if its articles of association include provisions which allow it to do so:

(1)	enter into a contract to insure the liability of an “office holder” (as defined) of the company by reason of acts or omissions committed in his or her capacity as an office holder of the company for:

(a)	the breach of his or her duty of care to the company or any other person;

(b)	the breach of his or her duty of loyalty to the company to the extent he or she acted in good faith and had a reasonable basis to believe that the act would not prejudice the interests of the company; and

(c)	monetary liabilities or obligations which may be imposed upon him or her in favor of other persons.

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(2)	indemnify an office holder of the company for the following liabilities or expenses that may be imposed upon him or her or that he or she may incur by reason of acts or omissions committed in his or her capacity as an office holder of the company, for:

(a)	monetary liabilities or obligations imposed upon him or her in favor of another person under a court judgment, including a compromise judgment or an arbitrator’s decision approved by a court;

(b)	reasonable litigation expenses, including attorney’s fees, actually incurred by the office holder pursuant to an inquiry or a proceeding brought against him or her by a competent authority, which was concluded without the submission of an indictment against him or her and without any financial penalty being imposed on him or her as an alternative to a criminal proceeding or which was concluded without the submission of an indictment against him or her but with a financial penalty being imposed on him or her as an alternative to a criminal proceeding, in respect of a criminal action which does not require proof of criminal intent or with respect to monetary sanction;

In this subsection: (i) a proceeding concluded without the submission of an indictment in a matter in respect to which a criminal investigation was initiated shall mean the relevant case against him or her being closed in accordance with the provisions of Section 62 of the Israeli Criminal Procedure Law [Consolidated Version], 5742-1982, or by virtue of a stay of proceedings by the Attorney General in accordance with the provisions of Section 231 of the Israeli Criminal Procedure Law [Consolidated Version], 5742-1982; and (ii) “a financial penalty imposed as an alternative to a criminal proceeding” means a monetary penalty imposed in accordance with law as an alternative to a criminal proceeding, including an administrative fine in accordance with the Israeli Administrative Crimes Law, 5746-1985, a fine for a crime that is considered a crime in respect of which a fine may be imposed, in accordance with the provisions of the Israeli Criminal Procedure Law[Consolidated Version], 5742-1982, a monetary sanction or a forfeit; and

(c)	reasonable litigation expenses, including attorney’s fees, actually incurred by the office holder or imposed upon him or her by a court, in an action, suit or proceeding brought against him or her by or on behalf of the company or by other persons, or in connection with a criminal action from which he or she was acquitted, or in connection with a criminal action which does not require proof of criminal intent in which he or she was convicted.

(3)	exempt an office holder, in advance, from and against all or part of his or her liability for damages due to a breach of his or her duty of care to it, provided that a company may not exempt a director in advance from his or her liability to it due to a breach of his or her duty of care with respect to a ‘Distribution’ (as defined in Section 1 of the Companies Law).

The Companies Law provides that a company’s articles of association may provide for indemnification of an office holder (X) post-factum; and (Y) may also provide that a company may undertake to indemnify an office holder in advance as follows: (i) as detailed in section 2(a) above, provided that the undertaking is limited to types of occurrences which, in the opinion of the company’s board of directors, are, at the time of the undertaking, foreseeable in light of the activities of the company when the undertaking is given and to an amount or a criteria that the board of directors has determined is reasonable in the circumstances, and that the undertaking shall specify the occurrences which in the board of directors’ opinion are foreseeable as aforesaid, and the amount or criteria set by the board of directors as reasonable in the circumstances (ii) as detailed in sections 2(b) and 2(c) above.

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The Companies Law provides that a provision in a company’s articles of association which permits the company to enter into a contract to insure the liability of or to indemnify an office holder or to exempt an office holder from his or her liability to the company, or a resolution of a company’s board of directors to indemnify an office holder with respect to the following will not be valid:

•	a breach of his or her duty of loyalty, other than, in respect of indemnification and insurance, to the extent described in Section 1(b) above;

•	a breach of his or her duty of care that was done intentionally or recklessly, unless the breach was done only in negligence;

•	an act or omission done with the intent to unlawfully realize personal gain; or

•	a fine, monetary sanction, forfeit or penalty imposed upon him or her.

The term “office holder” (or “Noseh Misra” in Hebrew) is defined in the Companies Law as a managing director, chief executive officer, executive vice president, vice president, any other person fulfilling or assuming any of the foregoing positions without regard to such person’s title, as well as a director, or a manager directly subordinate to the managing director.

According to amendment no. 20 to the Companies Law, which was published on November 12, 2012, and will enter into effect on December 12, 2012, granting an exemption to, indemnification of, and procurement of insurance coverage for, an office holder of a company requires, the approval of the company’s compensation committee, which should be appointed until December 12, 2012, and board of directors, and, in some circumstances, including if the office holder is a director, the chief executive officer or a controlling shareholder, as defined for that purpose in the Companies Law, the approval of the company’s shareholders, and in some cases,(such as in case of the chief executive officer, a controlling shareholder, or approval of terms not consistent with the compensation policy, as mentioned below) with special majority.

According to the said amendment, compensation policy, regarding the terms of office and of employment of office holders, must be approved within nine months of publication (for that purpose granting an exemption to, indemnification of, and procurement of insurance coverage for, an office holder, are considered "compensation").

In spite of the above, until a compensation policy is approved, an extension of existing terms of office and of employment, with no change of terms, will be approved in the same manner which applied until the coming into force of the amendment.

Our office holders are currently covered by a directors’ and officers’ liability policy. We have also resolved to provide directors and certain other office holders with our standard indemnification undertaking which provides for indemnification from any liability for damages caused as a result of a breach of duty of care and provides an exemption, to the fullest extent permitted by law, all in accordance with and pursuant to the terms set forth in the said indemnification undertaking.

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Item 9. Exhibits

Exhibit Number	Description of Document
1.1	Form of Underwriting Agreement (to be filed, if applicable, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference).

4.1	Form of Share Certificate for Ordinary Shares (Filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form F-1 (Reg. No. 333-137095) and incorporated herein by reference).

4.2*	Form of Senior Indenture.

4.3*	Form of Subordinated Indenture.

4.4	Form of Senior Note (to be filed, if applicable, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference).

4.5	Form of Subordinated Note (to be filed, if applicable, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference).

4.6	Form of Warrant (to be filed, if applicable, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference).

4.7	Form of Unit Agreement (to be filed, if applicable, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference).

5.1*	Opinion of Raved Magriso Benkel & Co.

23.1*	Consent of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global.

23.2	Consent of Raved Magriso Benkel & Co. (included in Exhibit 5.1 to this registration statement on Form F-3).

24.1	Power of Attorney (included on signature page).

25.1	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of the Trustee under the Senior Indenture (to be filed, if applicable, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference, in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939).

25.2	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of the Trustee under the Subordinated Indenture (to be filed, if applicable, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference, in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939).

_____________

* Filed herewith.

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Item 10. Undertakings

(a)	The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, That: Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering.  Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.  Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

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(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

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SIGNATURES

Pursuant to the requirement of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, the City of Rehovot, State of Israel on December 7, 2012.

ROSETTA GENOMICS LTD.

By:	/s/ Kenneth A. Berlin
Kenneth A. Berlin, Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned whose signature appears below hereby appoints Kenneth A. Berlin, Ron Kalfus and Oded Biran and, and each of them acting singly, as his or her true and lawful attorney-in-fact to sign on his or her behalf and individually and in the capacity stated below and to file all amendments (including post-effective amendments) and make such changes and additions to this registration statement, including any subsequent registration statement for the same offering that may be filed under Rule 462(b), and to file the same, with all exhibits thereof, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by each of the following persons in the capacities and on the dates indicated:

Signature	Title(s)	Date
/s/ Kenneth A. Berlin Kenneth A. Berlin	Chief Executive Officer and President (principal executive officer)	December 7, 2012
/s/ Ron Kalfus Ron Kalfus	Chief Financial Officer (principal financial and accounting officer)	December 7, 2012
/s/ Brian Markison Brian Markison	Chairman of the Board	December 7, 2012
/s/ Gerald Dogon Gerald Dogon	Director	December 7, 2012
/s/ Joshua Rosensweig Joshua Rosensweig	Director	December 7, 2012
/s/ David Sidransky David Sidransky, M.D.	Director	December 7, 2012
/s/ Tali Yaron-Eldar Tali Yaron-Eldar	Director	December 7, 2012
/s/ Roy Davis . Roy Davis	Director	December 7, 2012

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, Rosetta Genomics Inc., the duly authorized representative in the United States of Rosetta Genomics Ltd., has signed this registration statement on December 7, 2012.

ROSETTA GENOMICS INC.

By:	/s/ Kenneth A. Berlin
Kenneth A. Berlin, President

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